Exhibit 99.1

Lincoln Centre Tower I 5400 Lyndon B. Johnson Freeway, Suite 1300 Dallas, Texas 75240 T 214.238.5700 F 214.238.5701

Capital Southwest Announces Receipt of SBIC License

Dallas, Texas – April 20, 2021 – Capital Southwest Corporation (“Capital Southwest”) (Nasdaq: CSWC), an internally managed business development company focused on providing flexible financing solutions to support the acquisition and growth of middle market businesses, today announced its wholly-owned subsidiary, Capital Southwest SBIC I, LP, has received a license from the U.S. Small Business Administration (“SBA”) to operate as a Small Business Investment Company (“SBIC”).
As an SBIC, Capital Southwest SBIC I, LP will be subject to a variety of regulations and oversight by the SBA concerning, among other things, the size and nature of the companies in which it may invest as well as the structure of those investments. The license will allow Capital Southwest SBIC I, LP to obtain leverage by issuing SBA-guaranteed debentures, subject to the issuance of a leverage commitment by the SBA. SBA debentures are loans issued to an SBIC which have interest payable semi-annually and a ten-year maturity. The interest rate is fixed shortly after issuance at a market-driven spread over U.S. Treasury Notes with ten-year maturities. Current statutes and regulations permit Capital Southwest SBIC I, LP to borrow up to $175 million in SBA debentures.
“We are very pleased to have been approved for our first SBIC license, which has been a strategic priority for Capital Southwest since our transformation to a traditional middle-market lender,” said Bowen Diehl, President and Chief Executive Officer of Capital Southwest. “Our lower middle market strategy is a natural fit with the SBA’s mission of funding underserved markets, including businesses based in low to moderate income areas and businesses owned by minorities, women, or veterans.” Michael Sarner, Chief Financial Officer of Capital Southwest added, “This license will provide us with attractively priced long-term financing, further diversifying our sources of capital and enhancing the flexibility of our balance sheet.”

About Capital Southwest
Capital Southwest Corporation (Nasdaq: CSWC) is a Dallas, Texas-based, internally managed business development company with approximately $313 million in net assets as of December 31, 2020. Capital Southwest is a middle market lending firm focused on supporting the acquisition and growth of middle market businesses with $5 million to $25 million investments across the capital structure, including first lien, unitranche, second lien, subordinated debt and non-control equity co-investments. As a public company with a permanent capital base, Capital Southwest has the flexibility to be creative in its financing solutions and to invest to support the growth of its portfolio companies over long periods of time.
Forward-Looking Statements
This press release contains historical information and forward-looking statements with respect to the business and investments of Capital Southwest. Forward-looking statements are statements that are not historical statements and can often be identified by words such as "will," "believe," "expect" and similar expressions and variations or negatives of these words. These statements are based on management's current expectations, assumptions and beliefs. They are not guarantees of future results and are subject to numerous risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. These risks include risks related to: changes in the markets in which Capital Southwest invests; changes in the financial, capital, and lending markets; regulatory changes; tax treatment and general economic and business conditions; and uncertainties associated with the impact from the COVID-19 pandemic, including its impact on the global and U.S. capital markets and the global and U.S. economy, the length and duration of the COVID-19 outbreak in the United States as well as worldwide and the magnitude of the economic impact of that outbreak; the effect of the COVID-19 pandemic on our business prospects and the operational and financial performance of our portfolio companies, including our ability and their ability to achieve their respective objectives, and the effects of the disruptions caused by the COVID-19 pandemic on our ability to continue to effectively manage our business.

Readers should not place undue reliance on any forward-looking statements and are encouraged to review Capital Southwest's Annual Report on Form 10-K for the year ended March 31, 2020 and subsequent filings, including the "Risk Factors" sections therein, with the Securities and Exchange Commission for a more complete discussion of the risks and other factors that could affect any forward-looking statements. Except as required by the federal securities laws, Capital Southwest does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Investor Relations Contact:
Michael S. Sarner, Chief Financial Officer
214-884-3829